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                                                                     EXHIBIT 4.2

                     FORM OF UNRESTRICTED GLOBAL CERTIFICATE


Certificate No. U-1                                         Cusip No.__________


             AMTRAK/PENNSYLVANIA STATION LEASE FINANCE TRUST - 2001,
                  LEASE-BACKED COMMERCIAL MORTGAGE PASS-THROUGH
                            CERTIFICATES, SERIES 2001


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OF ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

 "NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR TO THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH ANY PROHIBITED TRANSACTION CLASS EXEMPTION OR THE PROVISIONS OF SECTION 3.03 OF THE TRUST AGREEMENT REFERRED TO HEREIN."



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             AMTRAK/PENNSYLVANIA STATION LEASE FINANCE TRUST - 2001,
                  LEASE-BACKED COMMERCIAL MORTGAGE PASS-THROUGH
                            CERTIFICATES, SERIES 2001


             Amtrak/Pennsylvania Station Lease Finance Trust - 2001


                     FINAL DISTRIBUTION DATE: June 15, 2017


                  Evidencing a fractional undivided interest in
                     a trust, the property of which includes
                           a Mortgage Loan, secured by
                           a lease of real property of
                              Pennsylvania Station,
                               New York, New York


            THIS CERTIFIES THAT CEDE & CO., for value received, is the registered owner of a 100% Fractional Undivided Interest in the Amtrak/Pennsylvania Station Lease Finance Trust-2001 (the TRUST") created pursuant to the Trust Agreement dated as of June [20], 2001 (the "TRUST AGREEMENT") among Wells Fargo Bank Northwest, N.A., as trustee (the "TRUSTEE") and A/P I Deposit Corporation, a Delaware corporation (the "SELLER"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement. This Certificate is one of the duly authorized Certificates designated as "Amtrak/Pennsylvania Station Lease Finance Trust - 2001, Lease-Backed Commercial Mortgage Pass-Through Certificates, Series 2001" (herein called "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a Mortgage Loan and certain funds received in connection therewith (the "TRUST PROPERTY"). The Mortgage Loan is secured by a security interest in (a) certain real property subject to the Mortgage, (b) an Assignment of Leases and Rents with respect to the lease of the real property to the Tenant pursuant to the Lease, and (c) those certain rights and benefits conveyed in the Mortgage Loan Documents.

            Subject to and in accordance with the terms of the Trust Agreement, from funds then available to the trustee, there will be distributed on the 15th day (or if such 15th day is not a Business Day, the next succeeding Business
Day) of each December and June (each, a "DISTRIBUTION DATE"), commencing December June 15, 2001, to the Person in whose name this Certificate is registered, an amount equal to the product of the percentage interest in the Trust evidenced by this Certificate and the amount required to be distributed to the Certificateholders


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on the applicable Distribution Date pursuant to the Trust Agreement. Subject to and in accordance with the terms of the Trust Agreement, in the event that Late Charge Payments or Special Payments on the Mortgage Loan are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Late Charge Payment Distribution Date or the Special Distribution Date, to the Person in whose name this Certificate is registered, an amount in respect of such Late Charge Payments or Special Payments on the Mortgage Loan, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Late Charge Payments or Special Payments received which is required to be distributed to the Certificateholders pursuant to the Trust Agreement.

            Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions applied in the State of New York.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth in this place.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.



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            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    AMTRAK/PENNSYLVANIA STATION LEASE
                                    FINANCE TRUST -2001



                                    By:   WELLS FARGO BANK NORTHWEST,
                                          N.A., as Trustee


                                    By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------



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               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION



                    This is one of the Certificates referred
                   to in the within-mentioned Trust Agreement

                                    WELLS FARGO BANK NORTHWEST, N.A., as Trustee



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:





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            The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Seller or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Trust Agreement. All payments or distributions made to Certificateholders under the Trust Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Trust Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Trust Agreement. This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the trust, and at such other places, if any, designed by the Trustee, by any Certificateholder upon request.

            The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Trust Agreement at any time by the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee, at 79 South Main Street, 3rd Floor, Salt Lake City, Utah 84111, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in minimum denominations of 1/300th% Fractional Undivided Interest. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.


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            The Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and the Trustee shall not be affected by any notice to the contrary.

            The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the distribution to Certficateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the disposition of all property held as part of the Trust Property.




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